                                                              EXHIBIT (h)(8)(iv)

                FOURTH AMENDMENT TO FINANCIAL GUARANTY AGREEMENT

         FOURTH AMENDMENT, dated as of October 30, 2002 (the "Amendment"), to the Financial Guaranty Agreement, dated as of July 3, 2001, as amended by the First Amendment dated as of January 14, 2002, and by the Second Amendment dated as of March 28, 2002, and by the Third Amendment dated as of August 20, 2002 (the "Agreement"), among MBIA INSURANCE CORPORATION (the "Insurer"), ING INVESTMENTS, LLC ("ING") (successor to ING Pilgrim Investments, LLC), AELTUS INVESTMENT MANAGEMENT, INC. ("Aeltus") and ING EQUITY TRUST (the "Fund") (formerly known as Pilgrim Equity Trust).

                                   WITNESSETH:

         WHEREAS, ING, Aeltus and the Fund have requested, and, upon this Amendment becoming effective, the Insurer has agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Defined Terms. All capitalized terms defined in the Agreement and used herein shall have the meanings given to them therein.

         2. Amendment to Second WHEREAS Clause. The second WHEREAS clause of the Agreement is hereby amended by deleting the reference to $2,800,000,000 and inserting $3,800,000,000 in lieu thereof.

         3. Amendment to Section 2.1 of the Agreement. Section 2.1 is hereby amended by deleting "$2,800,000,000" and inserting "$3,800,000,000" in lieu thereof in the first sentence thereof.

         4. Amendments to Exhibits H-1 and H-2. Exhibits H-1 and H-2 to the Agreement are hereby amended by deleting said Exhibits in their respective entireties and substituting in lieu thereof new Exhibits H-1 and H-2 in the forms of Annexes 1 and 2, respectively, to this Amendment.

         5. Conditions of Effectiveness. This Amendment shall become effective on the date on which the Insurer, ING, Aeltus and the Fund shall have executed and delivered this Amendment.

         6. No other Amendments; Confirmation. Except as expressly amended, modified and supplemented by this Amendment or by any prior amendment, the provisions of the Agreement are and shall remain in full force and effect.

         7. Governing Law. This Amendment and the rights and obligation of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         8. Counterparts. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     MBIA INSURANCE CORPORATION

                                     /s/ LOUIS G. LENZI
                                     -------------------------------------------
                                     By: LOUIS G. LENZI
                                     Title: Managing Director

                                     ING INVESTMENTS, LLC

                                     /s/ Michael J. Roland
                                     -------------------------------------------
                                     By: Michael J. Roland
                                     Title: Executive Vice President

                                     AELTUS INVESTMENT MANAGEMENT, INC.

                                     /s/ Mary Ann Fernandez
                                     -------------------------------------------
                                     By: Mary Ann Fernandez
                                     Title: Sr. Vice President

                                     ING EQUITY TRUST

                                     /s/ Michael J. Roland
                                     -------------------------------------------
                                     By: Michael J. Roland
                                     Title: Executive Vice President

                                                                         ANNEX 1

                        FORM OF PRELIMINARY APPLICATION

[NOTE: The Preliminary Application must be delivered to MBIA at least two but not more than five Business Days before the Inception Date.]

                                                           [Date(1)]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Attention:

         Reference is made to the Financial Guaranty Agreement, dated as of July 3, 2001, as amended by the First Amendment dated as of January 14, 2002, and by the Second Amendment dated as of March 28, 2002, and by the Third Amendment dated as of August 20, 2002, and by the Fourth Amendment dated as of_________________ , 2002, among MBIA Insurance Corporation (the "Insurer"), ING Investments, LLC ("ING") (successor to ING Pilgrim Investments, LLC), Aeltus Investment Management, Inc. ("Aeltus") and ING Equity Trust (the "Fund") (formerly known as Pilgrim Equity Trust) (the "Financial Guaranty Agreement"; terms defined therein being used herein as therein defined). This notice constitutes a preliminary application for a financial guaranty (the "Policy") with respect to ING Principal Protection Fund [_](the "IPPF") pursuant to
Section 2.2 of the Financial Guaranty Agreement and the Fund hereby requests the issuance of the Policy under the Financial Guaranty Agreement, and in that connection the Fund specifies the following information with respect to the Policy requested hereby:

                  (A)      Name of IPPF:_____________________________________

                  (B)      Aggregate amount to be invested in the
                           IPPF(2):______________________________

                  (C) Sum of initial Aggregate Guarantee Amounts with respect to each existing
                           IPPF(3):_______________

_________________

(1) Date on or before June 26, 2003 (i.e., two Business Days prior to the date on which the Insurer's obligation to issue Policies pursuant to the Financial Guaranty Agreement terminates, as per Section 2.1 of such Agreement).

(2) Aggregate Guarantee Amount with respect to the IPPF on the Inception Date will equal the amount entered for line (B) plus (minus) earnings on such amount during period from the date hereof to and including the Inception Date, but amount entered on line (B) may not be less than $10,000,000.

(3)      Sum of amounts in clauses (B) and (C) may not exceed $3,800,000,000.

         (D)      Inception Date with respect to the
                  IPPF:____________________________________

         (E)      Maturity Date with respect to the
                  IPPF(4):_________________________________

         The Fund hereby certifies that:

         (i) Attached hereto are true complete and correct copies of each of the Investment Management Agreement with respect to the IPPF, the Sub-Adviser Agreement with respect to the IPPF, the Expense Limitation Agreement with respect to the IPPF and the Custodian Service and Monitoring Agreement with respect to the IPPF duly executed by the parties thereto;

         (ii) Attached hereto is a true complete and correct copy of the Establishment and Designation of Series and Classes (the "Establishment and Designation") with respect to the IPPF, certified by the Secretary of State of the Commonwealth of Massachusetts;

         (iii) Attached hereto is a true complete and correct copy of the Final Prospectus with respect to each Class of Shares of the IPPF;

         (iv) Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Trustees of the Fund authorizing the creation of the IPPF and the filing of the Establishment and Designation with respect to the IPPF and the execution, delivery and performance of the Investment Management Agreement with respect to the IPPF, the Expense Limitation Agreement with respect to the IPPF and the Custodian Service and Monitoring Agreement with respect to the IPPF, certified by a Secretary or Assistant Secretary of the Fund;

         (v) Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Directors of ING authorizing the execution, delivery and performance of the Investment Management Agreement with respect to the IPPF, the Sub-Adviser Agreement with respect to the IPPF and the Expense Limitation Agreement with respect to the IPPF, certified by a Secretary or Assistant Secretary of ING;

         (vi) Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Directors of Aeltus authorizing the execution of the Sub-Adviser Agreement with respect to the IPPF and the Expense Limitation Agreement with respect to the IPPF, certified by a Secretary or Assistant Secretary of Aeltus;

         (vii) Attached hereto is a certificate of the Secretary or Assistant Secretary of ING as to the incumbency and signature of the officers or other employees of ING authorized to sign the Investment Management Agreement with respect to the IPPF, the Sub-Adviser Agreement with respect to the IPPF and the Expense Limitation Agreement

________________

(4) The date which is the day immediately preceding the fifth anniversary of the Inception Date.

with respect to the IPPF, on behalf of ING, together with evidence of the incumbency of such Secretary or Assistant Secretary;

         (viii) Attached hereto is a certificate of the Secretary or Assistant Secretary of Aeltus as to the incumbency and signature of the officers or other employees of Aeltus authorized to sign the Sub-Adviser Agreement with respect to the IPPF and the Expense Limitation Agreement with respect to the IPPF, on behalf of Aeltus, together with evidence of the incumbency of such Secretary or Assistant Secretary;

         (ix) Attached hereto is a certificate of the Secretary or Assistant Secretary of the Fund as to the incumbency and signature of the officers or other employees of the Fund authorized to sign the Investment Management Agreement with respect to the IPPF, the Expense Limitation Agreement with respect to the IPPF and the Custodian Service and Monitoring Agreement with respect to the IPPF on behalf of the Fund, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                                     Very truly yours,

                                     ING EQUITY TRUST

                                     By:________________________________________
                                        Name:
                                        Title:

                                                                         ANNEX 2

                            FORM OF FINAL APPLICATION

                                                   [Date(1)]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Attention:

         Reference is made to the Financial Guaranty Agreement, dated as of July 3, 2001, as amended by the First Amendment dated as of January 14, 2002, and by the Second Amendment dated as of March 28, 2002, and by the Third Amendment dated as of August 20, 2002, and by the Fourth Amendment dated as of_____________ _______, 2002, among MBIA Insurance Corporation (the "Insurer"), ING Investments, LLC ("ING") (successor to ING Pilgrim Investments, LLC), Aeltus Investment Management, Inc. ("Aeltus") and ING Equity Trust (the "Fund") (formerly known Pilgrim Equity Trust) (the "Financial Guaranty Agreement"; terms defined therein being used herein as therein defined). This notice constitutes the final application for a financial guaranty (the "Policy") with respect to ING Principal Protection Fund [_] (the "IPPF") pursuant to Section 2.2 of the Financial Guaranty Agreement and the Fund hereby requests the issuance of the Policy under the Financial Guaranty Agreement, and in that connection the Fund specifies the following information with respect to the Policy requested hereby:

                  (A)      Name of IPPF:______________________________________

                  (B) Aggregate Guarantee Amount with respect to IPPF on Inception Date(2):______________________________

                  (C) Sum of initial Aggregate Guarantee Amounts with respect to each existing
                           IPPF(3):________________________________________

                  (D)      Inception Date with respect to the
                           IPPF:___________________________________________

                  (E)      Maturity Date with respect to the
                           IPPF(4):________________________________________

_________________

(1)      Date on or before June 30, 2003.

(2)      Must be for an exact sum which is not less than $10,000,000.

(3)      Sum of amounts in clauses (B) and (C) may not exceed $3,800,000,000.

(4) The date which is the day immediately preceding the fifth anniversary of the Inception Date.

         The Fund hereby certifies that:

         1. Each of the representations and warranties made by the Fund in or pursuant to the Transaction Documents shall be true and correct in all material respects on and as of the date hereof;

         2. No Default or Event of Default shall have occurred and be continuing on the date hereof;

         3. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Government Authority which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof; and

         4. Each of the conditions specified in Section 2.3(b) of the Financial Guaranty Agreement with respect to the Policy has been satisfied.

                                     Very truly yours,

                                     ING EQUITY TRUST

                                     By:________________________________________
                                        Name:
                                        Title: